EXHIBIT NO. 99.2: ALGROUP'S FINANCIAL RESULTS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000

FINANCIAL RESULTS FOR THE SIX MONTH PERIOD ENDED 30 JUNE 2000

Interim consolidated balance sheets at 31 December 1999 and 30 June 2000


                                                    31 DECEMBER     30 JUNE
                                                        1999          2000
                                                    -----------     -------
                                                          (unaudited)
                                                      (In millions of CHF)

Assets
Fixed assets

Property, plant and equipment                             8,015       8,065
Accumulated depreciation                                 (5,121)     (5,185)
Intangible assets and goodwill                              282         291
Other noncurrent assets and deferred items                  118         104
Investments in affiliates                                    34          15
Long-term loans and advances                                  7           6
Total fixed assets                                        3,335       3,296

Current assets
Inventories, net                                          1,226       1,276
Trade receivables, net                                    1,087       1,214
Other receivables, prepaid expenses and accrued income      339         522
Short-term advances                                          74          27
Cash and cash equivalents                                   611         501
Total current assets                                      3,337       3,540

Total assets                                              6,672       6,836

See accompanying notes to the interim consolidated financial statements.

Interim consolidated balance sheets at 31 December 1999 and 30 June 2000

                                                    31 DECEMBER      30 JUNE
                                                        1999           2000
                                                    -----------      -------
                                                          (unaudited)
                                                      (In millions of CHF)

Liabilities and shareholders' equity
Share capital                                          642               679
Consolidated reserves                                  716             1,466
Total shareholders' equity                           1,358             2,145

Minority interests                                      40                52

Liabilities
Long-term provisions                                   641               611
Long-term debt:
Bonds                                                  766               460
Due to banks and other financial institutions          322               372
                                                     -----             -----
Total long-term liabilities                          1,729             1,443
                                                     =====             =====
Current liabilities:
Trade payables                                         751               720
Other liabilities and deferred items                 1,089             1,022
Short-term debt:
Due to banks and other financial institutions        1,705             1,454
                                                     -----             -----
Total current liabilities                            3,545             3,196
                                                     -----             -----
Total liabilities                                    5,274             4,639
                                                     -----             -----
Total liabilities and shareholders' equity           6,672             6,836
                                                     =====             =====

See accompanying notes to the interim consolidated financial statements.

Interim consolidated income statements

                                                                                     SIX MONTHS            SIX MONTHS
                                                                                        ENDED                 ENDED
                                                                                       30 JUNE               30 JUNE
                                                                                        1999                  2000
                                                                                     ----------            ----------
                                                                                               (UNAUDITED)
                                                                                             (In millions of CHF)
Net sales                                                                                3,691                 4,361
Changes in inventory of work-in-progress and finished goods                                 23                    11
Income from production                                                                   3,714                 4,372
Material costs                                                                          (1,827)               (2,233)
Energy costs                                                                              (137)                 (147)
Personnel expenses                                                                        (883)                 (909)
Other operating income and expenses, net                                                  (390)                 (513)
Depreciation and amortization                                                             (143)                 (161)
Operating income                                                                           334                   409
Amortization of goodwill                                                                    (8)                  (10)
Earnings from continuing operations before interest, taxes and minority interest           326                   399
Interest income and exchange gains                                                          44                    75
Interest expenses and exchange losses                                                     (118)                 (151)
Other income, net                                                                            1                     1
Income from continuing operations before income taxes and minority interest                253                   324
Income taxes                                                                               (50)                  (89)
Income attributable to minorities                                                           (4)                   (5)
Income from continuing operations                                                          199                   230
Net income from discontinuing operations                                                   139                     0
Net income                                                                                 338                   230
Basic earnings per share continuing operations                                           31.65                    --
Diluted earnings per share continuing operations                                         31.41                    --
Basic earnings per share group                                                           53.76                 34.76
Diluted earnings per share group                                                         52.43                 34.60



See accompanying notes to the interim consolidated financial statements.

Interim consolidated cash flow statements

                                                                  SIX MONTHS          SIX MONTHS
                                                                     ENDED               ENDED
                                                                    30 JUNE             30 JUNE
                                                                     1999                2000
                                                                  ----------          ----------
                                                                           (UNAUDITED)
                                                                        (In millions of CHF)

Income from continuing operations                                      199                 230
Depreciation on property, plant and equipment                          139                 158
Amortization of intangibles                                              4                   3
Amortization of goodwill                                                 8                  10
Increase (decrease) in long-term provisions                             18                 (15)
(Income) from application of the equity method                           2                   0
(Increase) in net working capital                                     (259)               (350)
(Increase) in other prepaids and accruals                              (27)               (126)
Net cash provided by (used in) continuing operations                    84                 (90)
Net cash provided by discontinuing operations                          180                   0

Total cash provided by (used in) operating activities                  264                 (90)

Purchase of property, plant and equipment                             (173)               (185)
Purchase of intangibles                                                 (1)                 (1)
Goodwill from purchase of operations                                   (11)                 (1)
Sale of investments in affiliates, net                                   7                   7
Purchase of consolidated companies (less cash acquired)                  0                 (23)
Sale of consolidated companies (less cash disposed)                      2                   0
Sale of property, plant and equipment                                    6                  14
Sale of other assets                                                     0                   2
(Increase) decrease in loans and advances                              (18)                 56
Net cash used in investing activities continuing                      (188)               (131)
Net cash used in investing activities discontinuing                    (73)                  0

Total cash used in investing activities                               (261)               (131)

Increase of capital (in 2000: capital repayment from Lonza)              1                 277
Increase (decrease) in debts                                           241                (162)
Dividends paid                                                        (157)                  0
Contribution from (distribution to) minority interests                  (3)                  3
Net cash provided by financing activities continuing                    82                 118
Net cash provided by financing activities discontinuing                  3                   0

Total cash provided by financing activities                             85                 118

Translation adjustments                                                 (3)                 (7)
Net increase (decrease) in cash                                         85                (110)

Cash and cash equivalents at 1 January                                 360                 611

Cash and cash equivalents at 30 June                                   445                 501



See accompanying notes to the interim consolidated financial statements.

Notes to the unaudited interim consolidated financial statements

1    Accounting principles and basis of presentation

The consolidated financial statements are reported in Swiss francs (CHF) and are based on the accounts of the individual Subsidiaries of algroup at 30 June, which have been drawn up according to uniform Group accounting principles consistent with those adopted by algroup in its consolidated financial statements for the year ended 31 December 1999 and include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for fair presentation of the results of the interim periods.

The consolidated accounts are rendered in conformity with International Accounting Standards ("IAS"), published by the International Accounting Standards Committee ("IASC").

During 1999, the Group adopted estimated useful lives for its operating assets which more accurately reflect industry practice. The effect of this change reduced depreciation expense for the six months ended 30 June 1999 by CHF 58 million. The effect of this change on net income of continuing operations for the six months ended 30 June 1999 was an increase of CHF 42 million.

For comparative purposes, certain prior period amounts were reclassified to conform with the current period's presentation.

2    Discontinuing operations

The discontinuing operations are comprised of the following:

At the algroup extraordinary shareholders' meeting on 18 October 1999 the shareholders approved the demerger of the chemical business (composed of two divisions of the algroup Group, fine chemicals and specialties and intermediates and additives) and the energy business. The above mentioned activities are treated as discontinuing operations. The net assets of the chemical business were deducted from the algroup Group's equity on 1 November 1999. On 1 November 1999, the shares of Lonza Group were listed on the SWX Swiss Exchange and accordingly the discontinuing operations were included in algroup's consolidated financial statements for the six-month period ended 30 June 1999. In order to reflect the debt-free status effective as of 1 July 1999, as stated in the Separation and Demerger Agreement and related to the above mentioned activities, all the debt and accordingly the interest positions for the six months ended 30 June 1999 are shown under continuing operations.

The algroup financial statements reflect the net income of discontinuing operations as a separate item and have been classified in the consolidated income statement as net income from discontinuing operations.

3    Alcan Exchange Offer

Following discussions with the European commission's Merger Task Force Alcan, Pechiney and algroup decided on 14 March 2000 to withdraw the Alcan-Pechiney application from the European Commission process and to terminate the Three-Way Combination Agreement as it related to Pechiney. The companies concluded that the divestments which would ultimately be required to meet the objections of the European Commission would seriously undermine the strategic viability of the Three-way Combined Company's operations.

On 1 June 2000, Alcan and algroup entered into the Amending Agreement. In the Amending Agreement the parties agreed that the consideration for the Exchange Offer shall be amended to 17.1 Alcan Common Shares for one algroup Share. If more than 67% of algroup Shares are tendered in the Exchange Offer, algroup has agreed to pay a dividend of CHF 135 per algroup Share and make a capital repayment equal to CHF 90 per algroup Share to the shareholders of record on the close of business on the second business day prior to the exchange of shares under the Exchange Offer. If more than 67% of the algroup Shares are not tendered the capital repayment will be made on 24 October 2000.

Alcan is expected to launch a public Exchange Offer to algroup shareholders for all registered shares in algroup. The tendering of the Exchange Offer is scheduled for the end of August and it is expected that the transaction will be concluded by the end of October 2000. The Exchange Offer is regarded as having succeeded if more than 67% of algroup Shares are exchanged for Alcan Shares.

4    Changes in shareholders' equity

                                                                            30 JUNE 1999          30 JUNE 2000
                                                                            ------------          ------------
                                                                                     (In millions of CHF)

BEGINNING OF PERIOD                                                                3,101                 1,358
Issuance of Shares upon bond conversion                                                0                   312
Net income                                                                           338                   230
Dividend                                                                            (157)                    0
Translation differences                                                              107                   (32)
Capital Repayment from Lonza                                                           0                   277
                                                                                   -----                 -----
END OF PERIOD                                                                      3,389                 2,145
                                                                                   =====                 =====


In the six months ended 30 June 2000 conversion rights were exercised on 365,917 registered shares with a par value of approximately CHF 36.5 million, of these a total of 350 registered shares through the conversion rights related to the 2 1/4% 1995-2002 convertible bond issue, and 365,567 registered shares through the conversion rights related to the 2% 1996-2001 convertible bond issue.

Due to the termination of the Three-way Combination Agreement with Alcan and Pechiney, U.S.$ 167 million was paid from Lonza Group to algroup in the six months ended 30 June 2000 in accordance with Combination Agreement.

5    Exchange rates

                                                                                         INCOME STATEMENT
                                                           BALANCE SHEET                     HALF YEAR
                                                              RATE CHF                   AVERAGE RATE CHF
                                                        -----------------------          ---------------------
                                                        31.12.99       30.06.00           1999            2000
                                                        --------       --------           ----            ----
USA                     Dollar              1               1.59           1.62           1.47            1.65
Canada                  Dollar              1               1.09           1.09           0.99            1.12
Australia               Dollar              1               1.04           0.97           0.95            1.00
Great Britain           Pound Sterling      1               2.58           2.45           2.38            2.59
Germany                 Mark                100            82.02          79.70          81.80           81.06
France                  Franc               100            24.45          23.76          24.39           24.17
Italy                   Lira                100            0.082          0.080          0.083           0.081


6.       Segment data

                                                      30 JUNE 1999                 30 JUNE 2000
                                                ------------------------     ------------------------
SALES BY DIVISION                               IN MILLIONS OF CHF   %       IN MILLIONS OF CHF     %
-----------------                               ------------------  ----     ------------------    ---

Primary materials and fabricated products         1 512              41             1 850           42
Packaging                                         1 689              46             1 872           43
Holding and others                                    4               0                 3            0
                                                 ------             ---             -----          ---
SUBTOTAL                                          3 205              87             3 725           85
Trading                                             486              13               636           15
                                                  -----             ---             -----          ---
TOTAL                                             3 691             100             4 361          100
                                                  =====             ===             =====          ===

                                                    30 JUNE 1999                 30 JUNE 2000
                                              ----------------------       ------------------------
OPERATING INCOME BY DIVISION                  IN MILLIONS OF CHF     %     IN MILLIONS OF CHF     %
----------------------------                  ------------------    ----   ------------------    ----

Primary materials and fabricated products           189          57              239           58
Packaging                                           165          49              167           41
Holding and others                                  (20)         (6)               3            1
                                                    ---         ---              ---          ---
SUBTOTAL                                            334         100              409          100
Trading                                               0           0                0            0
                                                    ---         ---              ---          ---
TOTAL                                               334         100              409          100
                                                    ===         ===              ===          ===

                                                   30 JUNE 1999                    30 JUNE 2000
                                               ----------------------         ------------------------
DEPRECIATION & AMORTISATION BY                 IN MILLIONS OF CHF     %       IN MILLIONS OF CHF     %
DIVISION                                       ------------------    ----     ------------------   -----
------------------------------
Primary materials and fabricated products               66            46              72             45
Packaging                                               76            53              89             55
Holding and others                                       1             1               0              0
                                                       ---           ---             ---            ---
TOTAL                                                  143           100             161            100
                                                       ===           ===             ===            ===


                                                      30 JUNE 1999                     30 JUNE 2000
                                                 ---------------------------     --------------------------
INVESTMENTS IN PROPERTY, PLANT BY DIVISION       IN MILLIONS OF CHF      %       IN MILLIONS OF CHF     %
                                                 -------------------    ----     ------------------   -----
Primary materials and fabricated products                90               52              81            44
Packaging                                                82               47             104            56
Holding and others                                        1                1               0             0
                                                        ---              ---             ---           ---
TOTAL                                                   173              100             185           100
                                                        ===              ===             ===           ===


PERSONNEL BY PRODUCTION AREA                      30 JUNE 1999            %        30 JUNE 2000         %
                                                  ------------          ----       ------------       ----
Switzerland                                           3,190               13           3,203            14
EU                                                   12,235               51          12,009            52
Rest of Europe                                          997                5             972             4
                                                     ------              ---          ------           ---
Europe                                               16,422               69          16,184            70
North America                                         6,460               27           5,920            26
Other areas                                             938                4             954             4
                                                     ------              ---          ------           ---
TOTAL                                                23,820              100          23,058           100
                                                     ======              ===          ======           ===




PERSONNEL BY DIVISION                             30 JUNE 1999            %        30 JUNE 2000        %
                                                  ------------           ----      ------------       ----
Primary materials and fabricated products             9,698               41           9,828            43
Packaging                                            13,974               59          13,101            57
Holding and others                                      148                -             129             -
                                                     ------              ---          -----            ---
TOTAL                                                23,820              100          23,058           100
                                                     ======              ===          ======           ===

7.   Reconciliation

Significant Differences Between International Accounting Standards and Generally Accepted Accounting Principles in the United States and Canada.

The algroup unaudited interim consolidated financial statements have been prepared in accordance with International Accounting Standards (IAS) of the International Accounting Standards Committee (IASC) which differ in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP) and Canada (Canadian GAAP). The significant differences that affect the consolidated net income and shareholders' equity are set out below. U.S. and Canadian GAAP have been applied on a basis consistent with that of the consolidated financial statements for the year ended December 31, 1999.

Reconciliation of net income to U.S. GAAP

                                                               SIX MONTHS
                                                              ENDED JUNE 30,
                                                              --------------
                                                               1999     2000
                                                              -----    -----
                                                           (In millions of CHF)
                                                                unaudited

Net income as reported in the unaudited interim
  consolidated income statements in accordance with IAS         338     230

Adjustments required to conform with U.S. GAAP:
  Goodwill amortization                                         (12)    (11)
  Capitalized interest                                            6      --
  Inventories                                                     8      (2)
  Debt issue costs                                               (1)     --
  Fixed assets                                                  (82)      3
  Pensions                                                       14       3
  Derivatives                                                   (94)     81
  Accruals                                                       13       4
  Restructuring provisions                                      (14)     (1)
  Other                                                           2      (3)
  Tax effect of U.S. GAAP adjustments                            33     (35)
                                                              -----   -----
Net income in accordance with U.S. GAAP                         211     269
                                                              =====   =====

Continuing operations                                            84     269
Discontinued operations                                         127      --
                                                              =====   =====

Basic earnings per share in accordance with U.S. GAAP:          CHF     CHF
  Continuing operations                                       13.36   40.65
  Discontinued operations                                     20.20      --
                                                              -----   -----
  Net income                                                  33.56   40.65
                                                              =====   =====

Diluted earnings per share in accordance with U.S. GAAP:       CHF     CHF
  Continuing operations                                       14.02   39.80
  Discontinued operations                                     19.20      --
                                                              -----   -----
  Net income                                                  33.22   39.80
                                                              =====   =====

Reconciliation of net income to Canadian GAAP

                                                             SIX MONTHS
                                                            ENDED JUNE 30,
                                                           ----------------
                                                           1999         2000
                                                         -------       ------
                                                         (In millions of CHF)
                                                              unaudited

Net income as reported in the consolidated income
  statements in accordance with IAS                          338          230

Adjustments required to conform with Canadian GAAP:
  Goodwill amortization and impairment                       (12)         (11)
  Capitalized interest                                         6           --
  Inventories                                                 (2)          (1)
  Debt issue costs                                            (1)          --
  Fixed assets                                                 7            3
  Pensions                                                    14            3
  Derivatives                                                (94)         (12)
  Accruals                                                    13            4
  Restructuring provisions                                   (14)          (1)
  Other                                                        2           (3)
  Tax effect of Canadian GAAP adjustments                     16          (10)
                                                           -----        -----
Net income in accordance with Canadian GAAP                  273          202
                                                           =====        =====

Continuing operations                                        128          202
Discontinued operations                                      145           --
                                                           =====        =====

Basic earnings per share in accordance with
  Canadian GAAP:                                             CHF          CHF
  Continuing operations                                    20.36        30.52
  Discontinued operations                                  23.06           --
                                                           -----        -----
  Net income                                               43.42        30.52
                                                           =====        =====

Fully diluted earnings per share in accordance
  with Canadian GAAP:                                        CHF          CHF
  Continuing operations                                    20.67        30.27
  Discontinued operations                                  21.93           --
                                                           -----        -----
  Net income                                               42.60        30.27
                                                           =====        =====


Reconciliation of shareholders' equity to U.S. and Canadian GAAP

                                                                                    DECEMBER 31, 1999            JUNE 30, 2000
                                                                                  --------------------        --------------------
                                                                                    US       CANADIAN           US       CANADIAN
                                                                                   GAAP        GAAP            GAAP        GAAP
                                                                                  -----      ---------        -----      ---------
                                                                                  (In millions of CHF)        (In millions of CHF)
                                                                                       unaudited                   unaudited
Shareholders' equity as reported in the unaudited interim consolidated
     balance sheets in accordance with IAS                                        1,358          1,358        2,145          2,145
Adjustments required to conform with U.S. and Canadian GAAP:
     Goodwill:
        Cost                                                                        582            582          563            563
        Amortization                                                               (368)          (368)        (369)          (369)
     Capitalized interest                                                            24             24           24             24
     Inventories                                                                      1             (1)          (1)            (1)
     Debt issue costs                                                                 2              2           --             --
     Fixed assets                                                                   (71)           (12)         (68)           (10)
     Pensions                                                                        85             85           88             88
     Derivatives                                                                   (264)           (15)        (183)           (27)
     Accruals                                                                         9              9           13             13
     Restructuring provisions                                                        --              6           (2)             5
     Other                                                                          (14)           (14)         (16)           (15)
     Tax effect of U.S. and Canadian GAAP adjustments                                67            (14)          32            (26)
                                                                                  -----          -----        -----          -----
Shareholders' equity in accordance with U.S. and Canadian GAAP                    1,411          1,642        2,226          2,390
                                                                                  =====          =====        =====          =====

Comprehensive Income

Beginning in 1998, U.S. GAAP requires the disclosure of comprehensive income which, for the Group, is net income increased or decreased for translation differences as presented in the notes to Group's interim consolidated financial statements. The following presents the Group's comprehensive income based upon IAS for each the six months ended June 30, 2000 and 1999.


                                                        SIX MONTHS
                                                      ENDED JUNE 30,
                                                   --------------------
                                                   1999            2000
                                                   ----            ----
                                                   (In millions of CHF)

Net income in accordance with IAS                   338             230
Other comprehensive income:
     Currency translation adjustment                107             (32)
                                                    ---             ---
Comprehensive income                                445             198
                                                    ===             ===

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in U.S. dollars except where otherwise stated)



1.   BASIS OF PRESENTATION

These unaudited pro forma combined financial statements have been prepared to reflect the combination of Alcan Aluminium Limited ("Alcan") and Alusuisse Group Ltd. ("algroup") using the purchase method and certain reorganizational events relating to algroup occurring prior to the combination.

These unaudited pro forma combined financial statements have been prepared using Canadian GAAP, which is similar, in all material respects, to U.S. GAAP except as noted in Note 6.

The unaudited pro forma combined financial statements are based on the following events which occurred prior to the combination:

     o Conversion of algroup's convertible debt into algroup common shares prior to the combination.

     o All of the outstanding shares of algroup are exchanged into Alcan Common Shares, virtually all of which were tendered at the date of combination, October 17, 2000, with the remainder to be exchanged or purchased as permitted under Swiss law which Alcan is currently undertaking.

     o On October 18, 1999, at an extraordinary shareholders' meeting, the shareholders of algroup approved the demerger of the chemical and energy division. The demerger occurred on November 1, 1999. The operations of the chemical and energy division were treated as discontinued operations in algroup's 1999 consolidated financial statements and consequently are not included in the unaudited pro forma combined statement of income for the year ended December 31, 1999. Also, these unaudited pro forma combined financial statements include the cash contribution of $234 million made by algroup to the chemical and energy division pursuant to the algroup chemicals demerger agreement.

     o A repayment of capital of CHF 90 per share for every share of algroup totaling $375 million, which was approved by the algroup shareholders on July 17, 2000. The amount was paid on October 13, 2000.

     o The repayment of $167 million owed to algroup by Lonza Group Ltd. pursuant to the algroup chemicals demerger agreement. The amount was paid to algroup in June 2000.

     o The payment of a special dividend of CHF 135 per share for every share of algroup totaling $562 million, which was approved by the algroup shareholders on July 17, 2000. The amount was paid on October 13, 2000.

The unaudited pro forma combined financial statements have been adjusted to record the impact of businesses to be disposed of pursuant to the European Commission's decision to authorize the combination. See Note 5.


                                       68